UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2023

MusclePharm Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

000-53166	77-0664193
(Commission File Number)	(I.R.S. Employer Identification No.)

7380 S. Eastern Ave., Ste. 124-287, Las Vegas, NV	89123
(Address of Principal Executive Offices)	(Zip Code)

(800) 859-3010

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Financial Officer

Effective as of July 10, 2023, MusclePharm Corporation (the “Company”) terminated Chief Financial Officer, Gary Shirshac. There are no family relationships between Mr. Shirshac and any other director or officer of the Company. There are no transactions in which Mr. Shirshac has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As of this filing, Anthony Todaro has been named as the Company’s interim Chief Financial Officer.

Separately, on December 15, 2022, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code before the United States Bankruptcy Court for the District of Nevada, Case No. 22-14422 – NMC. Attached hereto are copies of the Monthly Operating Reports filed in the bankruptcy case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 19, 2023	By:	/s/ Eric Hillman
Eric Hillman
Chief Executive Officer